UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 23, 2007

EBIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia		30328
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (678) 281-2020

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01               Changes in Registrants’ Certifying Accountants

On April 20, 2007, the audit committee of the board of directors of Ebix, Inc. (the “Company”) approved the appointment of Miller Ray Houser & Stewart LLP (“MRHS”) as the Company’s independent accountants to audit its consolidated financial statements for the fiscal year ending December 31, 2007.  The Company formally engaged MRHS on April 23, 2007.  MRHS is the successor to BDO Seidman, LLP (“BDO”) as the Company’s independent registered public accounting firm.  The Company dismissed BDO on April 23, 2007.  The Company made the change in its independent accountants in an effort to control costs.  In addition, the Company believed that a change to an audit firm headquartered in Atlanta, Georgia was appropriate since the Company recently relocated its finance and accounting operations to Atlanta from Chicago, Illinois.

BDO has completed the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2006, and the Company filed its Annual Report on Form 10-K for such fiscal year with the Securities and Exchange Commission (the “SEC”) on April 10, 2007.  The reports of BDO on the financial statements for the fiscal years ended December 31, 2006 and 2005 contained no adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two most recent fiscal years and through April 23, 2007, there were no disagreements between the Company and BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference thereto in their reports on the financial statements for such fiscal years.

The Company provided BDO with a copy of this disclosure and requested that BDO furnish it with a letter addressed to the SEC stating that BDO agrees with the statements in the paragraph above.  A copy of the BDO letter is attached hereto as Exhibit 16.1.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

16.1         Letter of BDO Seidman, LLP regarding changed in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

	By:	/s/ Carl A. Serger
Name: Carl A. Serger
Title: Chief Financial Officer

Dated: April 23, 2007

EXHIBIT INDEX

Exhibit
Number	Exhibit Name
16.1	Letter of BDO Seidman, LLP regarding changed in certifying accountant.